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TABLE OF CONTENTS 2

As filed with the Securities and Exchange Commission on June 15, 2010

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VIRTUSA CORPORATION
(Exact Name of Registrant as specified in its charter)

Delaware (State of Incorporation)	04-3512883 (I.R.S. Employer Identification No.)

2000 West Park Drive
Westborough, Massachusetts 01581
(508) 389-7300
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Kris Canekeratne
Chairman and Chief Executive Officer
Virtusa Corporation
2000 West Park Drive
Westborough, Massachusetts 01581
(508) 389-7300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Paul D. Tutun, Esq. Vice President and General Counsel 2000 West Park Drive Westborough, Massachusetts 01581 (508) 389-7300	John J. Egan III, Esq. Edward A. King, Esq. Goodwin Procter LLP 53 State Street Boston, Massachusetts 02109 (617) 570-1000

           Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.01 par value per share	1,643,611	$9.08	$14,923,988	$1,064

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers such additional shares as may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933. Based on the average of the high and low prices for the common stock on June 10, 2010, as reported by The NASDAQ Global Market.

           The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 14, 2010

Prospectus

VIRTUSA CORPORATION

Common Stock

        This prospectus covers the potential resale of up to 1,643,611 shares of common stock, par value $0.01 per share of Virtusa Corporation previously issued to the selling stockholders described in the section entitled "Selling Stockholders" on page 3 of this prospectus. We are filing the registration statement of which this prospectus is a part at this time to fulfill contractual obligations to do so pursuant to our fourth amended and restated registration rights agreement entered into on March 29, 2007 with the certain stockholders, including the selling stockholders. The price to the public for the shares and the proceeds to the selling stockholders at any time will depend on the terms of such sale. We will not receive any of the proceeds from the sale of the common stock by the selling stockholders.

        The selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices, but are not required to sell all or any of the shares. See "Plan of Distribution" below for additional information on how the selling stockholders may conduct sales of our common stock. Other than underwriting discounts and commissions and legal fees of the selling stockholders, if any, we have agreed to bear all reasonable expenses incurred in connection with the registration and sale of the common stock offered by the selling stockholders and to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act of 1933.

        Our common stock is listed on The Nasdaq Global Market under the symbol "VRTU." On June 10, 2010, the last reported sale price of our common stock was $9.22 per share. Our principal executive offices are located at 2000 West Park Drive, Westborough, Massachusetts 01581.

        Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading "Risk Factors" contained in this prospectus beginning on page 2 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June                         2010.

 About this Prospectus

        This prospectus is part of a resale registration statement. You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See "Incorporation of Information Filed with the SEC" on page 8. The selling stockholders may sell some or all of their respective shares in one or more transactions from time to time. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions in which offers and sales are permitted.

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, as well as the information we file with the SEC and incorporate by reference in this prospectus, is accurate only as of the date of the documents containing the information, regardless of the time of delivery of this prospectus or of any sale of our common stock.

        You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading "How to Obtain More Information."

        Unless the context otherwise requires, all references to "we," "us," "our company" or "the company" in this prospectus refer collectively to Virtusa Corporation and its subsidiaries.

i

 Forward-looking Statements

        This prospectus contains forward-looking statements within the meaning of the federal securities laws. Some of the forward-looking statements can be identified by the use of forward-looking terms such as "believes," "expects," "may," "will," "should," "could," "seek," "intends," "plans," "estimates," "anticipates," or other comparable terms. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of financial results; any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements involve inherent risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. We urge you to consider the risks and uncertainties discussed elsewhere in this prospectus under "Risk Factors" and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus, in evaluating our forward-looking statements. We have no plans to update our forward-looking statements to reflect events or circumstances occurring after the date of this report, except as required by law. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made.

ii

About Virtusa Corporation

        This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated herein by reference, and may not contain all the information that may be important to you. You should carefully read this entire prospectus, as well as the information incorporated by reference, before deciding whether to invest in our common stock. Unless the context otherwise requires, all references to "we," "us," "our, "our company" or "the Company" in this prospectus refers to Virtusa Corporation, a Delaware corporation, and its subsidiaries. This prospectus contains forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements on page (i) of this prospectus. You should not place undue reliance on our forward-looking statements.

        Virtusa Corporation is a global information technology services company. We use an offshore delivery model to provide a broad range of information technology ("IT") services, including IT consulting, technology implementation and application outsourcing. Using our enhanced global delivery model, innovative platforming approach and industry expertise, we provide cost-effective services that enable our clients to use IT to enhance business performance, accelerate time-to-market, increase productivity and improve customer experience. Headquartered in Massachusetts, we have offices in the United States, United Kingdom, Hungary and the Netherlands and global delivery centers in Hyderabad and Chennai, India and Colombo, Sri Lanka.

        Our enhanced global delivery model leverages a highly-efficient onsite-to-offshore service delivery mix and proprietary tools and processes to manage and accelerate delivery, foster innovation and promote continual improvement. Our global service delivery teams work seamlessly at our client locations and at our global delivery centers in India and Sri Lanka to provide value-added services rapidly and cost-effectively. They do this by using our enhanced global delivery model, which we manage to a 20/80, or better, onsite-to-offshore service delivery mix.

        We apply our innovative platforming approach across all of our services. We help our clients combine common business processes and rules, technology frameworks and data into reusable application platforms that can be leveraged across the enterprise to build, enhance and maintain existing and future applications. Our platforming approach enables our clients to continually improve their software platforms and applications in response to changing business needs and evolving technologies while also realizing long-term and ongoing cost savings.

        We enable our clients to use IT to accelerate business outcomes, including advancing time-to-market, increasing productivity and improving customer experience. We are able to improve return on investment, or ROI, through our enhanced global delivery model. We also reduce the effort and costs required to maintain and develop IT applications by streamlining and consolidating our clients' applications on an ongoing basis. We believe that our solution provides our clients with the consultative and high-value services associated with large consulting and systems integration firms, the cost-effectiveness associated with offshore IT outsourcing firms and ongoing benefits of our innovative platforming approach. We provide our IT services primarily to enterprises engaged in the following industries: communications and technology; banking, financial services and insurance; and media and information.

        We were originally incorporated in Massachusetts in November 1996 as Technology Providers, Inc. We reincorporated in Delaware as eRunway, Inc. in May 2000 and subsequently changed our name to Virtusa Corporation in April 2002. Our principal executive offices are located at 2000 West Park Drive, Westborough, Massachusetts 01581, and our telephone number at this location is (508) 389-7300. Our website address is www.virtusa.com. The information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus and is not part of this prospectus.

 Risk Factors

        Our business is subject to significant risks. Please see the risks and uncertainties described under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2010, on file with the Securities and Exchange Commission ("SEC") and incorporated by reference herein. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement. The risks and uncertainties described in the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of these risks and uncertainties actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

Use of Proceeds

        We will receive no proceeds from the sale by the selling stockholders of the common stock described in this prospectus. We are registering the common stock covered by this prospectus in order to fulfill our contractual obligations to the selling stockholders under our fourth amended and restated registration rights agreement, dated as of March 29, 2007, with certain stockholders, including the selling stockholders. We have agreed under our such registration rights agreement to bear certain expenses of the registration of the common stock under federal and state securities laws, but we will not receive any proceeds from the sale of any common stock offered under this prospectus.

 Selling Stockholders

        This prospectus relates to the resale from time to time of up to a total of 1,643,611 shares of our common stock by certain of our stockholders, the selling stockholders, pursuant to our fourth amended and restated registration rights agreement, dated as of March 29, 2007. The shares of common stock to be offered hereby were acquired as a result of the automatic conversion, upon consummation of our initial public offering of common stock on August 8, 2007, of shares of preferred stock originally issued in private placements conducted by us on December 21, 2000, November 1, 2002, February 27, 2003, and February 5, 2004. We are required to use our reasonable best efforts to have the registration statement declared effective as soon as practicable. Pursuant to the terms of the fourth amended and restated registration rights agreement, subject to certain limitations, we are also obligated to keep this prospectus current and effective until the date on which all of the shares of common stock covered hereunder have been sold or distributed. The shares are being registered to permit public secondary trading of the shares. The selling stockholders, or their pledgees, donees, transferees or other successors in interest, may offer the shares for resale from time to time.

        The following table, to our knowledge, provides certain information with respect to the selling stockholders, including the selling stockholders' beneficial ownership of our common stock as of June 10, 2010, and as adjusted to give effect to the sale of the shares covered by this prospectus. The amounts set forth below are based upon information provided to us by the selling stockholders and are accurate to the best of our knowledge. For purposes of the following description, the term "selling stockholder" includes pledgees, donees, transferees or other successors in interest selling shares received after the date of this prospectus from each selling stockholder as a pledge, gift, partnership distribution or other non-sale related transfer. It is possible that the selling stockholders may have acquired, sold, transferred or otherwise disposed of shares of our common stock in transactions exempt from the registration requirements of the Securities Act of 1933, since the date on which they provided the information to us regarding the shares beneficially owned by them. We cannot estimate the number of shares each selling stockholder will hold after completion of this offering because such selling stockholder may sell all or a portion of the shares and there currently are no agreements, arrangements or understandings with respect to the sale of any of the shares. This table assumes that each selling stockholder will offer for sale all of the selling stockholder's shares of our common stock covered by this prospectus. We do not know whether each selling stockholder will offer for sale any or all of the common stock covered by this prospectus.

        Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Securities Exchange Act of 1934, as amended and includes voting or investment power with respect to shares, as well as any shares as to which the selling stockholder has the right to acquire beneficial ownership within sixty (60) days after June 10, 2010 through the exercise or conversion of any stock options or other convertible securities. Unless otherwise indicated below, each selling stockholder has sole voting and investment power with respect to its shares of common stock.

	Shares of Common Stock Beneficially Owned Prior to the Offering(1)				Shares of Common Stock Beneficially Owned After the Offering(2)
			Number of Shares Being Offered
Security Holders	Number	%			Number	%
Charles River Partnership XI, L.P.(3)	1,594,860	6.6	1,594,860	(3)	—	—
1000 Winter Street Waltham, Massachusetts 02451
Charles River Friends XI-A, L.P.(3)	40,283	*	40,283	(3)	—	—
1000 Winter Street Waltham, Massachusetts 02451
Charles River Friends XI-B, L.P.(3)	8,468	*	8,468	(3)	—	—
1000 Winter Street Waltham, Massachusetts 02451

*
Less than 1%.

(1)
Percentages prior to the offering are based on 24,161,658 shares of common stock that were issued and outstanding as of June 10, 2010. We deem shares of common stock that may be acquired by an individual or group within 60 days of June 10, 2010 pursuant to the exercise of options or other convertible securities to be outstanding for the purpose of computing the percentage ownership of such individual or group, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other individual or entity shown in the table.

(2)
We do not know when or in what amounts the selling stockholders may offer for sale the shares of common stock pursuant to this offering. The selling stockholders may choose not to sell any of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares of common stock pursuant to this offering, and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of the shares of common stock, we cannot estimate the number of shares of common stock that the selling stockholders will hold after completion of the offering. For purposes of this table, we have assumed that the selling stockholders will have sold all of the shares covered by this prospectus upon the completion of the offering.

(3)
Charles River XI GP, LLC ("CR XI GP LLC") is the General Partner of Charles River Partnership XI GP, LP ("CR XI GP LP"). CR XI GP LLC is also the General Partner of Charles River Friends XI-A ("CRF XI-A") and Charles River Friends XI-B (CRF XI-B"). CR XI GP LP is the General Partner of Charles River Partnership XI, LP ("CRP XI"). CRP XI, CRF XI-A and CRF XI-B (collectively, the "Partnerships") form a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934. Each of Izhar Armony, Christopher Baldwin, Richard M. Burnes, Jr., Ted R. Dintersmith, Bruce I. Sachs, William P. Tai, and Michael J. Zak is a managing member of CR XI GP LLC (the "Managing Members"). Voting and/or dispositive decisions with respect to the shares held by CRP XI, CRF XI-A and CRF XI-B are subject to the prior approval of a majority of its Managing Members, except that Mr. Izhar Armony is expressly excluded from any voting or investment decisions of the Managing Members with respect to shares of Virtusa common stock held by the Partnerships. The Managing Members may be deemed to share voting and dispositive power with respect to the shares of Virtusa common stock held by the Partnerships. Each Managing Member of the Partnerships disclaims beneficial ownership of any shares held by the Partnerships except to the extent of his or her pecuniary interest, if any.

        Mr. Izhar Armony currently serves, and since 2004 has served, as a member of our board of directors. Mr. Armony also currently serves on our nominating and corporate governance committee. Mr. Armony is a general partner or managing member, as applicable, of each of Charles River Partnership XI, LP, Charles River Friends XI-A, LP and Charles River Friends XI-B, LP.

Plan of Distribution

        The selling stockholders may resell or redistribute the shares of common stock listed elsewhere in this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the shares of common stock are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling stockholders (including but not limited to persons who receive shares of common stock from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to "selling stockholders" in this prospectus. Without limiting the foregoing, selling stockholders may sell the shares of common stock by one or more of the following methods:

  •
  block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

  •
  an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the shares are listed;

  •
  ordinary brokerage transactions and transactions in which the broker solicits purchases;

  •
  an offering at other than a fixed price on or through the facilities of any stock exchange on which the shares are listed or to or through a market maker other than on that stock exchange;

  •
  through the writing or settlement of options or other hedging or derivative transactions, whether through an options exchange or otherwise;

  •
  privately negotiated transactions, directly or through agents;

  •
  through the distribution of the shares by any selling stockholder to its partners, members or stockholders;

  •
  by pledge to secure debts or other obligations;

  •
  one or more underwritten offerings;

  •
  agreements between a broker or dealer and one or more of the selling stockholders to sell a specified number of the shares at a stipulated price per share; and

  •
  any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

        The selling stockholders may also transfer the shares of common stock by gift.

        The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares of common stock. These brokers, dealers or underwriters may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per security. If the broker-dealer is unable to sell shares acting as agent for a selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire shares as principals may thereafter resell the shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the shares in accordance with Rule 144 under the Securities Act rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus.

        From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares of common stock owned by them. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder's shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder's shares will otherwise remain unchanged.

        In connection with the sale or our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these shares to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one of one or more derivative securities which require the delivery to such broker-dealers or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions. Neither the delivery of any prospectus, or any prospectus supplement, nor any other action taken by a selling stockholder or any purchaser relating to the purchase or sale of shares under this prospectus shall be treated as an admission that any of them is an "underwriter" within the meaning of the Securities Act relating to the sale of any shares. The selling stockholders may agree to indemnify any agent, broker or dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

        The selling stockholders and other persons participating in the sale or distribution of the shares of common stock will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the Securities and Exchange Commission, which may include Regulation M. This regulation may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

        We have agreed to indemnify the selling stockholders, any underwriter and their respective officers, directors, employees, agents and representatives, and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against specified liabilities, including liabilities under the federal securities laws. The selling stockholders have agreed to indemnify us (and our officers, directors, employees, agents and representatives), any underwriter or other selling stockholder (and their respective officers, directors, employees, agents and representatives) and each person who controls any of them, against specified liabilities arising from information provided by the selling stockholder for use in this prospectus, including liabilities under the federal securities laws.

        The shares of common stock offered hereby were originally issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act. We agreed to register the shares under the Securities Act, and, subject to certain limitations, to keep the registration statement of which this prospectus is a part effective, as to any selling stockholder, until such time the selling stockholders have completed the distribution contemplated by the registration statement of which this prospectus is a part. Other than underwriting discounts and commissions and fees and expenses of counsel to the selling stockholders, if any, we have agreed to bear all reasonable expenses incurred in connection with the registration and sale of the common stock offered by the selling stockholders.

        The aggregate proceeds to the selling stockholders from the sale of common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

        Each selling stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or brokers or dealers regarding the sale of its shares of common stock, nor is there an underwriter acting in connection with a proposed sale of shares of common stock by such selling stockholder.

        We can not assure you that the selling stockholders will sell all or any portion of the shares of common stock offered hereby. Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

        To the extent required in connection with any resale or distribution by a selling stockholder, this prospectus may be amended or supplemented on a continual basis to describe:

  •
  a specific plan of distribution;

  •
  the names of the selling stockholders;

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  the aggregate number of shares to be sold;

  •
  the purchase price;

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  the public offering price;

  •
  if applicable, the names of any underwriter, agent or broker-dealer;

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  the names of any agents, dealer or underwriter;

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  any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation); and

  •
  other facts material to the transaction.

        In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

 Legal Matters

        The validity of the common stock offered by this prospectus is being passed upon by Goodwin Procter LLP, Boston, Massachusetts.

Experts

        The consolidated financial statements and schedule of Virtusa Corporation as of March 31, 2010 and 2009, and for each of the years in the three-year period ended March 31, 2010, and management's assessment of the effectiveness of internal control over financial reporting as of March 31, 2010, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

How To Obtain More Information

        We are subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance with those requirements file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy the reports, proxy statements and other information that we file with the Commission under the informational requirements of the Securities Exchange Act at the SEC's Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. Please call 1-800-SEC-0330 for information about the SEC's Public Reference Room. These documents also may be accessed through the SEC's electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC's home page on the Internet (www.sec.gov).

Incorporation of Information Filed with the SEC

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC, which means that we may disclose important information to you by referring you to other documents. The information we incorporate by reference is considered a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

  •
  Our Annual Report on Form 10-K for the fiscal year ended March 31, 2010 filed on May 27, 2010;

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  Our Current Reports on Form 8-K filed on April 6, 2010 and May 11, 2010;

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  The description of our common stock contained in our Registration Statement on Form 8-A filed on July 27, 2007, including any amendment or report filed for the purpose of updating such description.

        We also incorporate by reference any future filings we make with the SEC on or after the date of this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 and prior to completion of this offering, as well as any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the filing date of the registration statement of which this prospectus is a part and prior to the date of effectiveness of the registration statement. Those documents will become a part of this prospectus from the date that the documents are filed with the SEC.

        Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

Virtusa Corporation
Attn: Secretary
2000 West Park Drive
Westborough, Massachusetts 01581
(508) 389-7300

        This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

You should only rely on the information contained in this prospectus, any prospectus supplement or any document incorporated by reference. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. We are not making an offer of these securities in any state where the offer is not permitted.

Virtusa Corporation

Common Stock

PROSPECTUS

June     , 2010

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The expenses in connection with the issuance and distribution of the securities being registered will be borne by us and are set forth in the following table (all amounts except the registration fee are estimates):

Registration fee	$1,064
Legal fees and expenses	*
Accounting fees and expenses	$8,000
Printing fees and expenses	*
Total	$9,064

*
Estimated expenses not presently known.

Item 15.    Indemnification of Directors and Officers.

        Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

        Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

        As permitted by the Delaware General Corporation Law, our seventh amended and restated certificate of incorporation, provides that no director of our company shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases, or (4) for any transaction from which the director derived an improper personal benefit. In addition, our certificate of incorporation provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of our company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        Our certificate of incorporation further provides that any repeal or modification of such article by our stockholders or an amendment to the Delaware General Corporation Law will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a director serving at the time of such repeal or modification.

        As permitted by the Delaware General Corporation Law, our amended and restated by-laws, or by-laws, provide that we will indemnify each of our directors and officers and, in the discretion of our board of directors, certain employees, to the fullest extent permitted by the Delaware General Corporation Law as the same may be amended (except that in the case of an amendment, only to the extent that the amendment permits us to provide broader indemnification rights than the Delaware General Corporation Law permitted us to provide prior to such the amendment) against any and all expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by the director, officer or such employee or on the director's, officer's or employee's behalf in connection with any threatened, pending or completed proceeding or any claim, issue or matter therein, to which he or she is or is threatened to be made a party because he or she is or was serving as a director, officer or employee of our company, or at our request as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Article V of the by-laws further provides for the advancement of expenses to each of our directors and, in the discretion of the board of directors, to certain officers and employees.

        In addition, our by-laws provides that the right of each of our directors and officers to indemnification and advancement of expenses shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the certificate of incorporation or by-laws, agreement, vote of stockholders or otherwise. Furthermore, our by-laws authorizes us to provide insurance for our directors, officers and employees, against any liability, whether or not we would have the power to indemnify such person against such liability under the Delaware General Corporation Law or the by-laws.

        We have entered into indemnification agreements with each of our directors and our executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and the certificate of incorporation and by-laws.

        We also maintain a general liability insurance policy which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16.    Exhibits.

Exhibit Number	Description
3.1	Amended and Restated By-laws of the Registrant (previously filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-141952) and incorporated herein by reference).
3.2
Form of Seventh Amended and Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit 3.3 to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-141952) and incorporated herein by reference).
4.1
Specimen certificate evidence shares of the Registrant's common stock (previously filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-141952) and incorporated herein by reference).
4.2
Fourth Amended and Restated Registration Rights Agreement by and among the Registrant and the Investors named therein, dated as of March 29, 2007 (previously filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-141952) and incorporated herein by reference).
5.1	Opinion of Goodwin Procter LLP.
23.1	Consent of KPMG LLP.
23.2	Consent of Goodwin Procter (contained in Exhibit 5.1 hereto).
24.1	Powers of Attorney (included in Part II of this Registration Statement).

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Delaware General Corporation Law, the certificate of incorporation or bylaws of the registrant or resolutions of the registrant's board of directors adopted pursuant thereto, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Virtusa Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement (the "Registration Statement") to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westborough, Commonwealth of Massachusetts, on this 14th day of June, 2010.

VIRTUSA CORPORATION
By:	/s/ KRIS CANEKERATNE Kris Canekeratne Chairman and Chief Executive Officer

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kris Canekeratne, Thomas R. Holler and Ranjan Kalia, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and sign any registration statement (or amendment thereto) for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on June 14, 2010.

/s/ KRIS CANEKERATNE Kris Canekeratne	Chairman and Chief Executive Officer (Principal Executive Officer)
/s/ RANJAN KALIA Ranjan Kalia	Senior Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ ROBERT E. DAVOLI Robert E. Davoli	Director
/s/ IZHAR ARMONY Izhar Armony	Director

/s/ RONALD T. MAHEU Ronald T. Maheu	Director
/s/ MARTIN TRUST Martin Trust	Director
/s/ ROWLAND MORIARTY Rowland Moriarty	Director
/s/ WILLIAM K. O'BRIEN William K. O'Brien	Director

Exhibit Index

Exhibit Number	Description
3.1	Amended and Restated By-laws of the Registrant (previously filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-141952) and incorporated herein by reference).
3.2
Form of Seventh Amended and Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit 3.3 to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-141952) and incorporated herein by reference).
4.1
Specimen certificate evidence shares of the Registrant's common stock (previously filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-141952) and incorporated herein by reference).
4.2
Fourth Amended and Restated Registration Rights Agreement by and among the Registrant and the Investors named therein, dated as of March 29, 2007 (previously filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-141952) and incorporated herein by reference).
5.1	Opinion of Goodwin Procter LLP.
23.1	Consent of KPMG, LLP.
23.2	Consent of Goodwin Procter (contained in Exhibit 5.1 hereto).
24.1	Powers of Attorney (included in Part II of this Registration Statement).